As Filed With the Securities and Exchange Commission on September 11, 2008
Registration No. _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE GEM ENTERPRISE
(Exact name of registrant as specified in its charter)

Nevada	1000	20-8043372
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

245 King George Road  Suite # 105
Brantford, ON, Canada,
N3R 7N7,
Telephone: (519) 488-4724
  Facsimile: (519) 488-4724
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Agent for Service: Dave Beatty President 245 King George Road Suite # 105 Brantford, ON, Canada, N3R 7N7 Telephone: (519) 758-1111 Facsimile: (519) 758-1111

Approximate date of proposed sale to the public:  As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share	1,520,000(2)	$0.10(3)	$152,000	$5.98
TOTAL	1,520,000		$152,000	$5.98

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.
(3)	This price was arbitrarily determined by us and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER 11, 2008

BLUE GEM ENTERPRISE

1,520,000 shares of Common Stock

This prospectus relates to the resale by certain selling security holders of Blue Gem Enterprise of up to 1,520,000 shares of common stock held by selling security holders of Blue Gem Enterprise. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter", as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 11, 2008.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until  ___ ______, 2008 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to Blue Gem Enterprise unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

On November 28, 2006, Blue Gem Enterprise was incorporated under the laws of the State of Nevada for the purpose of conducting mineral exploration activities.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property. We raised an aggregate of $48,000 through private placements of our securities. Proceeds from these placements were used to acquire a mineral property and for working capital.

On December 14, 2007 we acquired the Golden Prince lode mining claim in the Sunset Mining District of Clark County, Nevada. We had a qualified engineer prepare a technical report on the claim. We intend to conduct exploratory activities on the claim and if feasible, develop the claim.

The Company’s principal offices are located at 245 King George Road, Suite # 105
Brantford, ON, N3R 7N7, Canada, and our telephone number is (519) 758-1111. We do not currently have a functioning website.

The Offering

Securities offered:	The selling stockholders are offering hereby up to 1,520,000 shares of common stock.

Offering price :	$0.10 per share of common stock until a market develops

Shares outstanding prior to offering:	6,520,000

Shares outstanding after offering:	6,520,000

Market for the common shares:
There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority National Association of Securities Dealers, Inc. (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from November 28, 2006 (Inception) to May 31, 2008.  Our working capital as at May 31, 2008 was $38,238.

Financial Summary	May 31, 2008 ($)
Cash and Deposits	38,240
Total Assets	38,240
Total Liabilities	-
Total Stockholder’s Equity	38,240

Statement of Operations	Accumulated From November 28, 2006 (Inception) to May 31, 2008 ($)
Mineral Property Costs	10,000
Total Expenses	18,760
Net Loss for the Period	18,760
Net Loss per Share	0.00

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. The following risks are in addition to numerous other risks that are typical of exploration stage resource companies. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Relating to Our Company

Our auditors have expressed substantial doubt about our ability to continue as a going  concern.

Our financial statements for the year ended May 31, 2008 were prepared assuming that we will continue our operations as a going concern.  We were incorporated on November 28, 2006 and do not have a history of earnings. As a result, our independent accountants in their audit report have raised substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We may require additional funds which we plan to raise through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding would not be available for continued operations.

We anticipate that our current assets of $38,240 will be sufficient to complete the first phase of our planned exploration program on the Golden Prince mining claim. Subsequent exploration activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for junior exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, we may have to cease our operations.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities.  We may not be successful in carrying out our business objectives.

We were incorporated on November 28, 2006 and to date, have been involved primarily in organizational activities, obtaining financing and acquiring an interest in the claims. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions.  There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Our failure to make required payment could cause us to lose title to the mineral claim.

The Golden Prince mining claim has an expiration date of September 1, 2009. In order to maintain the tenure of our ownership of the claim in good standing, it will be necessary for us to pay an annual maintenance fee of $125 to the Bureau of Land Management before the expiration date.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Golden Prince claim or other mineral properties that we acquire.

In order for us to even commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties.  There is a substantial risk that the exploration program that we will conduct on the Claim may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit.  There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Since the majority of our shares of common stock are owned by our President, Chief Executive Officer and Directors, our other stockholders may not be able to influence control of the Company or decision making by management of the Company.

Our directors beneficially own 76.69% of our outstanding common stock. The interests of our directors may not be, at all times, the same as that of our other shareholders. Our directors are not simply passive investors but are also executive officers of the Company, their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the Company’s Board of Directors. Also, our directors will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Since our officers and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Our directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 10 and 20 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our directors.

If the selling shareholders sell a large number of shares all at once or in blocks, themarket price of our shares would most likely decline.

The selling shareholders are offering up to 1,520,000 shares of our common stock through this prospectus.  Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline.  Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 23.31% of the common shares outstanding as of the date of this prospectus.

Risks Relating to Our Common Stock

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service.  In such event it may be difficult to sell your shares.

There is presently no public market in our shares.  There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board.  There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service.  In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms.   If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”.  Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential  investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination.  Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of August , 2008, the Company had 6,520,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 68,480,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of August , 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,520,000 shares of our common stock issued and outstanding as of August , 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares owned After the Offering is Complete
James Brooks	25,000	25,000	0	0
Kevin Carter	25,000	25,000	0	0
Matt Sutherland	25,000	25,000	0	0
Scott Bain	25,000	25,000	0	0
Terry Waller	25,000	25,000	0	0
Fred Willows	25,000	25,000	0	0
Jon Abbott	25,000	25,000	0	0
Heather Oxford	25,000	25,000	0	0
Sharon Davidson	25,000	25,000	0	0
Robert Taylor	25,000	25,000	0	0
Jack Holmes	25,000	25,000	0	0
Al Powers	25,000	25,000	0	0
Bill Laurin	25,000	25,000	0	0
Richard Otter	25,000	25,000	0	0
Mark Chan	25,000	25,000	0	0
Mark Crane	25,000	25,000	0	0
Gary Marks	25,000	25,000	0	0
Martin Oliver	25,000	25,000	0	0
Karl Jensen	25,000	25,000	0	0
Keith Austin	25,000	25,000	0	0
Barbara Travers	40,000	40,000	0	0
Tracy Oliver	40,000	40,000	0	0
Gary Lee	40,000	40,000	0	0
Paul Snider	40,000	40,000	0	0
Randy Douglas	40,000	40,000	0	0
Bob Davies	40,000	40,000	0	0
Tom Lee	40,000	40,000	0	0
Willian Logen	40,000	40,000	0	0
Tim Taggart	40,000	40,000	0	0
Kerry Underhill	40,000	40,000	0	0
Welly Long	40,000	40,000	0	0
John Wright	40,000	40,000	0	0

Barb Hulme	40,000	40,000	0	0
Steven Fraser	100,000	100,000	0	0
Don Bold	100,000	100,000	0	0
Andrew Stern	100,000	100,000	0	0
Bill Brix	100,000	100,000	0	0
Tod Tammik	100,000	100,000	0	0
Total	1,520,000	1,520,000

None of the selling shareholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the United States Securities Exchange Act, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities.  After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.10 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board,  the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.10. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•      In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Canadian Securities Law

Selling shareholders who are residents of a province of Canada must comply with applicable provincial securities laws to resell their securities.  To the extent required by such provincial securities laws, selling shareholders will have to rely on available prospectus and registration exemptions to resell their securities.   To the extent such an exemption is not available such residents may be subject to an indefinite hold period with respect to their securities of the Company.  All Canadian shareholders should consult independent legal counsel with respect to ascertaining any available prospectus exemptions for reselling their securities of the Company.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling stockholder pursuant to this prospectus, and who subsequently wants to resell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended, which have been filed as exhibits to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue seventy five million (75,000,000) shares of common stock, par value $0.001, of which 6,520,000 shares of common stock are issued and outstanding as of August , 2008.

On December 7, 2006, we accepted subscriptions for 5,000,000 shares of our common stock from our 2 directors. The shares of common stock were sold at a purchase price of $0.001 per share, amounting in the aggregate to $5,000. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On April 24, 2007, we accepted subscriptions for 500,000 of our common stock from 20 investors. The units were sold at a purchase price of $0.01 per share, amounting in the aggregate to $5,000. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On October 27, 2007 we accepted subscriptions for 520,000 of our common stock from 13 investors. The units were sold at a purchase price of $0.025 per share, amounting in the aggregate to $13,000. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On March 28, 2008, we accepted subscriptions for 500,000 of our common stock from 5 investors. The units were sold at a purchase price of $0.05 per share, amounting in the aggregate to $25,000. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of a majority of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Articles of Incorporation does not provide for the issuance of preferred stock.

Warrants and Options

As of August , 2008 there were no stock purchase warrants or options issued and outstanding.

EXPERTS

Our financial statements for the years ending May 31, 2008 and 2007, which are included in this prospectus, have been audited by LBB & Associates Ltd., LLP, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingent basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF BUSINESS

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource properties. We have recently commenced our mineral exploration business and our operations to date have been limited to raising capital and researching and acquiring mineral claims in Nevada, USA..

Organization Within the Last Five Years

On November 28, 2006, the Company was incorporated under the laws of the State of Nevada for the purpose of conducting mineral exploration activities. We were authorized to issue 75,000,000 shares of common stock, par value $.001 per share, and initially issued 5,000,000 shares of common stock to each  of our directors. Said issuances were paid at a purchase price of the par value per share.

On April 24, 2007, we accepted subscriptions for 500,000 shares of our common stock from 20 investors. The shares of common stock were sold at a purchase price of $0.01 per share, amounting in the aggregate to $5,000. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On October 27, 2007, we accepted subscriptions for 520,000 shares of our common stock from 13 investors. The shares of common stock were sold at a purchase price of $0.025 per share, amounting in the aggregate to $13,000. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

On March 28, 2008, we accepted subscriptions for 500,000 shares of our common stock from 5 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $25,000. The offering was made to non-U.S. persons in offshore transactions pursuant to the exemption from registration provided by Regulation S of the Securities Act.

In October 2007, we commenced our mineral exploration activities and our operations to date have been limited to management’s researching areas with mineral potential in Nevada, USA. On December 14, 2007, the Company entered into an agreement with New Zone Resources Inc. pursuant to which the Company obtained acquired a 100% interest in and to the Golden Prince lode mining claim located in the Sunset Mining District of Clark County, Nevada.

In December  2007, we engaged Mr. Laurence Sookochoff, a professional  engineering, to review the geologic premise and information upon which the claim was acquired, and to provide a technical report as to its merit as an exploration prospect, including recommendations on appropriate next steps.  The report on the claims, entitled Geological Evaluation Report on the Golden Prince Lode Mining Claim is dated December 16, 2007 and describes the mineral claim (tenures, location and access) and the regional, local and property geology. It also includes relevant information on targeted deposit types and mineralization, and recommendations with associated budgets, regarding the initial strategy that should be followed in exploring the claim.

Exploratory Activities

We have not commenced any work on the property. Our initial objective will be to conduct a stage one and two programs as outlined in the recommendations of the technical report and summarized below.

Mineral exploration activities at the early exploration stage generally consist of acquiring and evaluating one or more mineral properties, including conducting geological exploration work on the properties in order to assess their potential for economically viable mineral deposits.  There is presently no known commercially viable deposit on our claims and exploratory work is required to adequately assess the mineral potential of the property, if any.

Property description, location and access

The Golden Prince Lode Claim, comprising 20 acres, was located on December 4, 2007 and was filed in the Clark County recorder’s office in Las Vegas on December 5, 2007. The Golden Prince Lode Claim is located within Township 27S, Range 60E, Section 31, and adjoining Township 28S, Range 60E, Section 6 in the Sunset Mining District of Clark County, Nevada.

Access from Las Vegas, Nevada to the Golden Prince Lode Claim is southeastward to Boulder City, thence southward via Highway 95 to Searchlight, thence westward via Highway 164 to Crescent from where a sub-standard road is taken northward to the Golden Prince Lode Claim. The entire distance from Las Vegas to the Golden Prince Lode Claim is approximately 84 miles.

History

The Sunset Mining District was established in 1867 within an area comprised of a group of hills (Lucy Grey Range) of relatively low relief about 16 miles south of Jean, Nevada. The Sunset Mining District is south of the Goodsprings Mining District which ranks second only to Tonopah Mining District in total Nevada lead and zinc production.

There is no recorded production from the ground covered by the Golden Prince Lode Claim, however, inclusive prospect pits indicate the exploration of mineralized zones.G

Geological Setting

Geologically, the Sunset Mining District is the southern extension of the Yellow Pine Mining District where the Mountain Ranges consist mainly of Paleozoic sediments which have undergone intense folding accompanied by faulting. A series of Carboniferous sediments consist largely of siliceous limestones and include strata of pure crystalline limestone and dolomite with occasional intercalated beds of fine grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees which is occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills. The quartz-monzonite porphyry is intruded into these strata and is of post-Jurassic age, perhaps Tertiary.

The sedimentary rocks in the Yellow Pine Mining District range in age from Upper Cambrian to recent.

The Paleozoic section includes the Cambrian Golden Prince King and Nopah Formations, the Devonian Sultan, Mississippian Monte Cristo Limestone, Pennsylvanian/Mississippian Bird Spring Formation and Permian Kaibab Limestone.

The Mesozoic section is comprised only of the Triassic Moenkopi and Chinle Formations and an upper Mesozoic unit of uncertain age termed the Lavinia Wash Formation. The Paleozoic rocks are dominantly carbonates while the Mesozoic units are continental clastics. Tertiary rocks include gravels and minor volcanic tuffs.

Only two varieties of intrusive rocks are known in the district. The most abundant is granite porphyry which forms three large sill-like masses. The sills generally lie near major thrust faults and are thought to have been emplaced along breccia zones at the base of the upper plate of the thrust fault. Locally, small dikes of basaltic composition and uncertain age have been encountered in some of the mine workings.

The region reveals an amazing record of folding, thrust faulting and normal faulting. Folding began in the early Jurassic, resulting in broad flexures in the more massive units and tight folds in the thinly bedded rocks. The thrust faults in the district are part of a belt of thrust faulted rocks, the Foreland Fold and Thrust Belt that stretches from southern Canada to southern California.

Deformation within this belt began in the Jurassic and continued until Cretaceous time. Within the Goodsprings District thrust faulting appears to post-date much of the folding, but despite intensive study the actual age of thrusting continues to be the subject of contentious debate. Three major thrusts have been mapped; from west to east, the Green Monster, Keystone and Contact thrusts.

Of these, the Keystone is the most persistent along strike having been mapped for a distance of over 50 kilometers. The stratigraphic relationships along the Keystone fault are similar to those for all the major thrusts in the area, Cambrian Golden Prince King Formation has been thrust eastward over younger Paleozoic rocks.

The Golden Prince Lode Claim is indicated to be underlain in part by basement Precambrian rocks overlain by the Cambrian to Devonian Goodsprings dolomite.

Regional Mineralization

In the Goodsprings Mining District proximally north of the Sunset Mining District, the ore deposits can at best be characterized as enigmatic. They appear to fall into two distinct types, which may or may not be related, gold-copper deposits and lead-zinc deposits. Gold-copper deposits are clearly related to sill-like masses of granite porphyry. All existing mines worked the contact between the intrusive and surrounding sedimentary rocks. Gold occurred in both the intrusive and the carbonate wall rocks. It appears any carbonate unit was a suitable host.

The lead-zinc deposits are often distant from intrusives and occur as veins or replacements of brecciated rocks along fault zones, either thrust faults or normal faults. Unlike the gold deposits, the productive lead-zinc deposits are restricted to the Monte Cristo Formation.

Mineralogy of gold-copper deposits consists of native gold, pyrite, limonite, cinnabar, malachite, azurite and chrysocolla. Lead-zinc deposits are comprised of hydrozincite, calamine, smithsonite, cerrusite, anglesite, galena and iron oxides. The rather unusual mineralogy of the district is due to the great depth of surface oxidation, exceeding 600 feet.

Typical sulfides such as chalcopyrite, sphalerite and pyrite have been partially or completely altered to more stable hydrated carbonates and sulfates. Only the highly insoluble lead sulfide, galena has successfully resisted surface oxidation.

Primary alteration is difficult to characterize due to the supergene overprint, but again appears to differ for gold-copper deposits and lead-zinc deposits. Gold-copper ores have been extensively sericitized and kaolinized, altering the host pluton to a rock that can be mined through simple excavation with little or no blasting. The rock is so thoroughly altered it decrepitates on exposure to the atmosphere. On the other hand, lead-zinc deposits appear to be characterized by dolomitization and minor silcification.

Local Mineralization

Mineralization is reported as gold, silver, lead, and zinc within a breccia pipe in Precambrian gneiss. The minerals are concentrated in secondary fractures which cut the quartz veins.

Property Mineralization

The mineralization on the Golden Prince Lode Claim is not known, however, the indicated prospect pits within the Claim may have explored mineralization gold, silver, lead, and copper hosted by fractures within a breccia pipe of the Precambrian gneiss as at the nearby Lucy Grey mine.

Location of the Golden Prince Claim

BLUE GEM ENTERPRISE

HUMBOLDT
ELKO
PERSHING
WASHOE
Reno
CHURCHILL
LANDER
EUREKA
WHITE PINE
Fallon
Austin
Eureka
Carson City
DOUGLAS
Ely
NEVADA
LYON
MINERAL
Hawthorne
NYE
Tonopah
ESMERALDA
LINCOLN
CLARKE
LAS VEGAS
GOLDEN PRINCE
LODE MINING
CLAIM
KILOMETRES
0
100
MILES
50
200

Figure 1. LOCATION MAP

Regional Location of the Golden Prince Claim

Regional Topography

# BLUE GEM ENTERPRISE

NEVADA
CALIFORNIA
T16N
T27S
T28S
LUCY GRAY
MINE
GOLDEN PRINCE
LODE MINING
CLAIM

Figure 3. TOPOGRAPHY

Regional Geology

N
GOLDEN PRINCE
LODE MINING
CLAIM
VALLEY
KILOMETRES
MILES
BLUE GEM
ENTERPRISE

Conditions to Retain Title to the Claim

State and Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the Golden Prince Lode Claim is in good standing to September 1, 2009. A yearly maintenance fee of $125.00 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year.

Present Condition of the Claim

The claim is in good standing until September 1, 2009.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals.  We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Government Approvals and Recommendations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in USA generally, and in Nevada specifically.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits.  Reclamation is the process of bringing the land back to a natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills.  Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

We currently have no employees other than our directors. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

OUR EXECUTIVE OFFICES

Our executive offices are located at 245 King George Road, Suite # 105, Brantford, ON, Canada. The space is being provided to us by our President without charge.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and
(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Small Cap Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Small Cap Market.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of August , 2008, the Company had 6,520,000 shares of our common stock issued and outstanding held by 40 holders of record.

The selling stockholders are offering hereby up to 1,520,000 shares of common stock at an exercise price of $0.10 per share.

Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation or stock option plans.  We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the first and second of the three phases of the exploration program on our claim. In addition to the $16,000 we anticipate spending for the first two phases of the exploration program as outlined below, we anticipate spending an additional $25,000 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $41,000.  If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Phase 1 Data Evaluation: Magnetometer data for the claim area should be researched for anomalies potentially caused by mineralization.  Priority areas for prospecting will be any such anomalies.

Phase 2 Geochemical sampling:  All priority areas found will be prospected in detail and systematic soil sampling will be taken. Trenching may be employed to gather soil samples. Samples need to be analyzed at a specialized laboratory.  Positive results will be the outline of mineralized bodies, through indicator element signatures.

Phase 3 Drilling: Positive areas will need to be drill tested. The amount of drilling will depend on the success of phase 1 and 2.

BUDGET
	$
Phase 1		6,000
Phase 2		10,000
Phase 3		70,000
Total		86,000

We plan to commence Phase 1 of the exploration program on the claim in the fall of 2008.  We expect this phase to take 8 days to complete and an additional one to two months for the geologist to prepare his report.

The above program costs are management’s estimates based upon the recommendations of the professional geologist’s report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. Subject to financing and the results of phase 1, we anticipate commencing with phase 2 and 3 in fall 2008 or spring 2009. We will require additional funding to proceed with phase 3 work on the claim; we have no current plans on how to raise the additional funding.  We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

Accounting and Audit Plan

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC Filing Plan

We intend to become a reporting company in 2008 after our S-1 is declared effective.  This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.  We expect to incur filing costs of approximately $2,000 per quarter to support our quarterly and annual filings.  In the next twelve months, we anticipate spending approximately $20,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

Results of Operations

We have had no operating revenues since our inception on November 28, 2006, through May 31, 2008. Our activities have been financed from the proceeds of share subscriptions. From our inception on November 28, 2006 to May 31, 2008 we have raised a total of $48,000 from private offerings of our common stock.

For the period from inception on November 28, 2006 to May 31, 2008, we incurred total expenses of $18,760.  We had general and administrative expenses of $9,018 and we expensed $10,000 in mineral property acquisition cost.

Liquidity and Capital resources

At May 31, 2008, we had a cash balance of $38,240. We believe that we have enough cash on hand to complete our Phases 1 and 2 of our exploration program. If the results of the Phases 1 and 2 are particularly encouraging, we may wish to raise additional funds for a more in depth Phase 3. Additional funds will need to be raised to support work that may be undertaken subsequent to Phase 3.

If additional funds become required, the additional funding will likely come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will likely fail.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Claims and our business will fail.

Going Concern Consideration

We have not generated any revenues since inception. As of May 31, 2008, the Company had accumulated losses of $18,760. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements that raised substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Off Balance Sheet Arrangements.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Summary of Critical Accounting Estimates

Recently issued accounting pronouncements

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS No. 160”). This Statement amends Accounting Research Bulletin (ARB) No. 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements will have no impact. SFAS No. 160 is effective for the Company’s fiscal year beginning March 1, 2009.  Management has determined that the adoption of this standard will not have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS 141R, Business Combinations, SFAS 141R replaces SFAS 141.  The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized. Management has determined that the accounting standard will have no effect on the Company.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning on March 1, 2009, will be adopted by the Company beginning in the first quarter of 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

On December 21, 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 110. SAB 110 provides guidance to issuers on the method allowed in developing estimates of expected term of "plain vanilla" share options in accordance with SFAS No. 123(R), "Share-Based Payment". The staff will continue to accept, under certain circumstances, the use of a simplified method beyond December 31, 2007 which amends question 6 of Section D.2 as included in SAB 107, "Valuation of Share-Based Payment Arrangements for Public Companies", which stated that the simplified method could not be used beyond December 31, 2007. SAB 110 is effective March 1, 2008 for the Company. The Company is currently evaluating the potential impact, if any, that the adoption of SAB 110 will have on its financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

Mr. Dave Beatty	61	President, Chief Executive Officer and Director

Mrs. Susan Loyd	55	Chief Financial Officer

The directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Dave Beatty

Mr. Beatty has been our President, Chief Executive Officer and Director since inception. Mr. Beatty holds a Master Degree of Education from Unversity of Guelph, Ontario, Canada. Mr. Beatty is a retired a school teacher in the Brantford School District in Ontario.

Susan Loyd

Mrs. Loyd has been our Chief Financial Officer and Director since incorporation. Mrs. Loyd holds a bachelor of arts Unversity of Western Unversity, Ontario, Canada. Mrs. Loyd has been a web designer at  Reasearch In Motion since 1998.

Significant Employees and Consultants

Other than our officers and directors, we currently have no other significant employees.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred since our incorporation concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Mr. Dave Beatty	2007 2006	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Mrs. Susan Loyd	2007 2006	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

Employment Agreements

We are not presently a party to any employment or consulting agreement.  This is consistent with the practice of many early stage junior mining companies as cash resources must be conserved for exploration related activities and mineral property costs.  We will review the requirement for employment agreements upon our operations increasing in significance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August , 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,520,000 shares of our common stock issued and outstanding as of August , 2008. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior to This Offering
Common Stock:	Mr. Dave Beatty, President, Chief Executive Officer and Director	2,500,000	38.3%
Common Stock:	Mrs. Susan Loyd, Chief Financial Officer	2,500,000	38.3%
All executive officers and directors as a group		5,000,000	76.6%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our inception on November 28, 2006, had any interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

There have been no assets acquired or are any assets to be acquired or expenses incurred any of the above mentioned parties.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our By-laws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Upon the effectiveness of the registration statement to which this prospectus forms a part of, we will commence filing annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other documents referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.  The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above.  The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

LBB & Associates Ltd., LLP, Certified Public Accountants is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

FINANCIAL STATEMENTS

BLUE GEM ENTERPRISE
 (An Exploration Stage Company)

FINANCIAL STATEMENTS

May 31, 2008

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Blue Gem Enterprise
Brantford, ON, Canada

We have audited the accompanying balance sheets of Blue Gem Enterprise (An Exploration Stage Company) as of May 31, 2008 and 2007 and the statements of operations, stockholders’ equity and cash flows for the year ended May 31, 2008 and the periods from November 28, 2006 (inception) to May 31, 2007 and 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Gem Enterprise as of May 31, 2008 and May 31, 2007, and the results of its operations and its cash flows for the year ended May 31, 2008 and the periods from November 28, 2006 (inception) to May 31, 2007 and 2008 in accordance with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas
July 24, 2008

BLUE GEM ENTERPRISE
(An Exploration Stage Company)
BALANCE SHEETS

	May 31, 2008	May 31, 2007

ASSETS

Current
Cash and cash equivalents	$38,240	$10,000
Total current assets	38,240	10,000

Total Assets	$38,240	$10,000

Liabilities	$-	$-
Total liabilities	-	-

STOCKHOLDERS' EQUITY

Stockholders' Equity
Common stock
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding: 6,520,000 common shares (May 31, 2007 – 5,500,000 )	6,520	5,500
Additional paid-in capital	50,480	7,500
Deficit accumulated during the exploration stage	(18,760)	(3,000)
Total stockholders’ equity	38,240	10,000

Total liabilities and stockholders’ equity	$38,240	$10,000

The accompanying notes are an integral part of these financial statements.

BLUE GEM ENTERPRISE
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS

	Year Ended May 31, 2008	Period from November 28, 2006 (Inception) to May 31, 2007	Period from November 28, 2006 (Inception) to May 31, 2008

OPERATING EXPENSES
Mineral property costs	10,000	-	10,000
Administrative and general	6,018	3,000	9,018

Total operating expenses	(16,018)	(3,000)	(19,018)

Interest income	258	-	258

NET LOSS	$(15,760)	$(3,000)	$(18,760)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	5,896,822	5,105,714

The accompanying notes are an integral part of these financial statements.

BLUE GEM ENTERPRISE
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock Number	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During the Exploration Stage	Total

Common stock issued for cashInception)	5,500,000	$5,500	$4,500	$-	$10,000

Donated services	-	-	3,000	-	3,000
Net loss	-	-	-	(3,000)	(3,000)
Balance, May 31, 2007	5,500,000	5,500	7,500	(3,000)	10,000
Common stock issued for cashper share, October 30, 2005	1,020,000	1,020	36,980	-	38,000

Donated services			6,000		6,000
Net loss	-	-	-	(15,760)	(15,760)

Balance, May 31, 2008	6,520,000	$6,520	$50,480	$(18,760)	$38,240

The accompanying notes are an integral part of these financial statements.

BLUE GEM ENTERPRISE
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS

	Year Ended May 31, 2008	Period from November 28, 2006 (Inception) to May 31, 2007	Period from November 28, 2006 (Inception) to May 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,760)	$(3,000)	$(18,760)
Non-cash items:
Write off of mineral property cost	10,000	-	10,000
Donated services	6,000	3,000	9,000
Net cash provided (used) in operating activities	240	-	240

CASH FLOWS FROM INVESTING ACTIVITIES
Mineral property acquisition cost	(10,000)	-	(10,000)
Net cash provided by investing activities	(10,000)	-	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares for cash	38,000	10,000	48,000
Net cash provided by financing activities	38,000	10,000	48,000

CHANGE IN CASH	28,240	10,000	38,240

CASH, BEGINNING	10,000	-	-

CASH, ENDING	$38,240	$10,000	$38,240

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

BLUE GEM ENTERPRISE
(An Exploration Stage Company)
Notes to Financial Statements
May 31, 2008

1.	NATURE AND CONTINUANCE OF OPERATIONS

Blue Gem Enterprise (the “Company”) was incorporated in the State of Nevada on November 28, 2006.  The Company is in the business of mineral exploration.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of May 31, 2008, the Company has not yet achieved profitable operations and has accumulated a deficit of $18,760. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by borrowing funds from its directors and officers, or a private placement of common stock.

2.     SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company is considered to be in the exploration stage, pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Exploration Stage Enterprises.”

Use of estimates

The preparation of financial  statements  in  conformity  with GAAP  requires  management  to  make  estimates  and assumptions  that  affect the  reported  amounts of assets and  liabilities  and disclosure of  contingent  assets and  liabilities  at the date of the financial statements  and the  reported  amounts  of  revenues  and  expenses  during  the reporting period. The Company regularly evaluates estimates and assumptions. The Company  bases its  estimates  and  assumptions  on  current  facts,  historical experience and various other factors that it believes to be reasonable under the circumstances,  the results of which form the basis for making  judgments  about the  carrying  values of assets  and  liabilities  and the  accrual of costs and expenses that are not readily  apparent from other  sources.  The actual results experienced  by the  Company  may  differ  materially  and  adversely  from  the Company's  estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.  The most significant estimates with regard to these financial statements relate to useful lives of assets and deferred income tax rates and timing of the reversal of income tax differences.

Cash and cash equivalents

For the purposes of presenting cash flows, the company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Equipment

Fixed assets are stated on the basis of historical cost less accumulated depreciation.  Depreciation is provided using the straight-line method over the two to five year estimated useful lives of the assets.

Mineral Interests

Mineral property acquisition costs are capitalized (when material) in accordance with Emerging Issues Task Force (“EITF”) 04-2. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its mineral properties.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company’s current business model.  For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

Financial Instruments

The fair value of the Company's financial instrument, consists of cash and is estimated to be equal to its carrying value based on the short-term nature of the instrument.  It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument.

Income Taxes

The Company has adopted SFAS No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies  the  accounting  for  uncertainty  in income taxes by  prescribing  a two-step method of first evaluating whether a tax position has met a more likely than not recognition  threshold  and,  second,  measuring  that tax position to determine the amount of benefit to be  recognized  in the financial  statements. FIN 48  provides  guidance  on the  presentation  of  such  positions  within  a classified balance sheet as well as on  de-recognition,  interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was adopted by the Company on June 1, 2007.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with SFAS No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non-monetary assets and liabilities are translated at the transaction date.  Revenue and expenses are translated at average rates of exchange during the period.  Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At May 31, 2008 and 2007, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

Stock-based Compensation

The Company has not adopted a stock option plan and therefore has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

3.     RELATED PARTY TRANSACTIONS

The Company recognized donated services, commencing December 1, 2006, to directors of the Company for management fees, valued at $500 per month, as follows:

	Year Ended May 31, 2008	Period from November 28, 2006 (Inception) to May 31, 2007	Period from November 28, 2006 (Inception) to May 31, 2008

Management fees	$6,000	$3,000	$9,000

Related party transactions are measured at the exchange amount, which represents the amount agreed to between the related parties.

4.     COMMON STOCK

During the period ended May 31, 2007, the Company issued 5,500,000 shares of common stock for $10,000 cash.

During the period ended May 31, 2007, the Company received donated capital of $3,000 for management fees.

During the year ended May 31, 2008, the Company issued 1,020,000 shares of common stock for $38,000 cash.

During the year ended May 31, 2008, the Company received donated capital of $6,000 for management fees.

At May 31, 2008 and 2007, the Company had no issued or outstanding stock options or warrants.

5.     MINERAL PROPERTY

On December 14, 2007 the Company acquired the Golden Prince lode mining claim in the Sunset Mining District of Clark County, Nevada for $10,000.

6.     INCOME TAXES

The provision for income taxes reported differs from the amounts computed by applying aggregate income tax rates for the loss before tax provision due to the following:

	2008		2007
	$		$
Loss before income taxes		(15,760)		(3,000)
Statutory tax rate		34%		34%

Estimated recovery of income taxes computed at standard rates		5,400		1,000
Non-deductible items		(2,000)		(1,000)
Valuation Allowance		(3,400)		(-)

		$-		$-

At May 31, 2008, the Company had accumulated non-capital loss carry-forwards of approximately $10,000, which are available to reduce taxable income in future taxation years and expire in 2028. The resulting net operating loss carryforward deferred tax asset is approximately $3,400. The Company has recorded a valuation allowance of $3,400 against this potential asset, since it is not more likely than not to be realized.

The potential future tax benefits of these expenses and losses carried-forward have not been reflected in these financial statements due to the uncertainty regarding their ultimate realization.

The Company has not filed income tax returns since inception in the United States and Canada.  Both taxing authorities prescribe penalties for failing to file certain tax returns and supplemental disclosures.  Upon filing there could be penalties and interest assessed.  Such penalties vary by jurisdiction and by assessing practices and authorities.  As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability.  However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplementary information associated with foreign ownership, debt and equity positions.  Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits and tax based incentives. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

PROSPECTUS

BLUE GEM ENTERPRISE

 1,520,000 Shares of
Common Stock
To be sold by current shareholders

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2008 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 11, 2008

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount (US$)
SEC Registration Fee
EDGAR Filing Expenses	5.98
Transfer Agent Fees	1,000.00
Legal Fees	10,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	1,000.00
Total	$17,505.98

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation.  Our Certificate of Incorporation does not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration.

On December 7, 2006, we accepted subscriptions for 5,000,000 shares of our common stock from our 2 directors for 2,500,000 shares each. The shares of common stock were sold at a purchase price of $0.001 per share, amounting in the aggregate to $5,000.

On April 24, 2007, we accepted subscriptions for 500,000 shares of our common stock from 20 investors. The shares of common stock were sold at a purchase price of $0.01 per share, amounting in the aggregate to $5,000.

On October 27, 2007, we accepted subscriptions for 520,000 shares of our common stock from 13 investors. The shares of common stock were sold at a purchase price of $0.025 per share, amounting in the aggregate to $13,000.

On March 28, 2008, we accepted subscriptions for 500,000 shares of our common stock from 5 investors. The shares of common stock were sold at a purchase price of $0.05 per share, amounting in the aggregate to $25,000.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of The Loev Law Firm, PC regarding the legality of the securities being registered*
23.1	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants*
23.2	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
23.3	Consent of Laurence Sookochoff, P.Eng. (See Certificate of Qualifications in Exh. 99.1)
99.1	Report of Laurence Sookochoff, P.Eng. MineStart Management Inc. dated December 16, 2007*

* Filed herewith

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brantford, Province of Ontario, on the 11th day of September, 2008.

BLUE GEM ENTERPRISE
(Registrant)

By: /s/ Dave Beatty
Name: Dave Beatty
Title: President and Chief Executive Officer
(Principal Executive Officer)

By: /s/ Susan Loyd
Name: Susan Loyd
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dave Beatty, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Blue Gem Enterprise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Dave Beatty	President, Chief Executive Officer and Director	September 11, 2008
Dave Beatty

/s/ Susan Loyd	Director	September 11, 2008
Susan Loyd